UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 20, 2010
Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13709	52-2059785
(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, 2nd Floor, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-4493
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

          On August 20, 2010, Anworth Mortgage Asset Corporation (the “Company”) entered into an Amended and Restated Administrative Services Agreement (the “Amended and Restated Administrative Services Agreement”) with Pacific Income Advisers, a Delaware corporation (“PIA”). PIA is owned by trusts controlled by certain of the Company’s officers.  Lloyd McAdams, Joseph E. McAdams, Thad M. Brown, Bistra Pashamova and other of the Company’s officers and employees are also officers and employees of PIA where they devote a portion of their time. The Company also subleases approximately 5,500 square feet of office space in Santa Monica, California under a sublease agreement with PIA that expires in 2012.

          Under the Administrative Services Agreement, PIA provides administrative services and equipment to the Company, including human resources, operational support and information technology. The Amended and Restated Administrative Services Agreement amends the Administrative Services Agreement by changing the fee structure of the Service Charges from three tiers of Stockholders Equity to two tiers of Stockholders Equity and modifies the Applicable Percentages pursuant to which the Service Charges are calculated. A copy of the Amended and Restated Administrative Services Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.
Exhibit #	Description

10.1	Amended and Restated Administrative Services Agreement, dated August 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date:	August 20, 2010	By:	/s/ Thad M. Brown
Name: Thad M. Brown
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit #	Description

10.1	Amended and Restated Administrative Services Agreement, dated August 20, 2010.